OMB APPROVAL
OMB Number: 3235-0060
Expires: August 31, 2012
Estimated average burden hours per response: 5.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 14, 2010

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5248 W. Chinden, Boise, Idaho	83714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 1.01 Entry into a Material Definitive Agreement.

Private placement

On July 13, 2010, Thunder Mountain Gold, Inc. initiated a private placement offering of securities to purchase, in the aggregate, 6,000,000 Units at a price of CDN$0.20 per Unit for aggregate proceeds of CDN$1,200,000, subject to any increase for any over-allotment (the “Offering”). The Offering was conducted in Canada and in the United States pursuant to available exemptions from applicable registration and prospectus requirements. The offering was limited to “accredited investors” in the United States, as defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the “Act”). The Company completed the initial sale of 1,458,271 Units (the “First Tranche”) and received total proceeds of CDN$291,654 on September 14, 2010 pursuant to subscription agreements entered into between the Company and subscribers for the Offering.

The Offering was considered a non-brokered transaction as the Company has not retained an agent to offer and sell the Units. The Company paid no finder`s fees on the First Tranche.  Finder’s fees will be payable to Haywood Securities Inc. and Bolder Investment Partners, Ltd. (together, the “Finders”) on the subsequent closings of an aggregate of 4,750,000 Units, for aggregate proceeds of CDN$950,000, of: (i) a cash commission of 10 percent (10%) of amounts raised; and, (ii) share purchase warrants equal to 10% of the underlying Units sold in the Offering.

The Company has received subscriptions from US and Canadian investors for an aggregate of 6,208,271 Units for aggregate proceeds of CDN$1,241,654. The balance of the subscription proceeds in the amount of CDN$950,000 from non-U.S. investors is currently being held by the Finders, of which CDN$830,000  will be released by the Finders to the Company upon approval by the TSX Venture Exchange (the “TSX-V”) of the Company’s listing application, expected in the month of September; and the balance of CDN$120,000 will be released by the Finders to the Company upon initiation of TSX-V trading of the Company’s common stock.  The closing date of the Offering will not occur until the Company has received CDN$950,000 from the Finders (the “Closing Date”).

The Offering consisted of the sale of 6,208,271 Units. Each Unit was comprised of one share of the Company’s common stock (a “Common Share”) and one share purchase warrant (a “Warrant”).  Each Warrant entitles the holder to purchase one additional share of Company’s common stock for a three year period at staggered prices as follows: CDN$0.20 per share at any time until one year from the Closing Date; CDN$0.25 per share from one year until two years from the Closing Date; and CDN$0.30 per share from two years until three years from the Closing Date.  If the Company’s common stock trades at a closing price greater than CDN$0.50 per share for 20 consecutive trading days after six months from the Closing Date, the Company can accelerate the expiration of the Warrants by giving notice to the holders and in such case the Warrants will expire on the 30th day after the Company provides notice to the holders of the Warrants. The Units and the Warrants sold in the offering will not be listed for trading on any market. The Units, the Common Shares, the Warrants and any shares issuable upon exercise of the Warrants are “restricted securities” under the Act and the certificates representing such securities will be endorsed with legends confirming that transfers of the securities may not be effected other than pursuant to a registration statement filed under the Act or pursuant to further available exemptions from the registration requirements of the Act.  The Company has agreed to file a registration statement with the Securities and Exchange Commission within 45 days of the Closing Date of the Offering in order to register only the Common Shares for resale by the investors in the Offering, and use its best efforts to cause such registration statement to be declared effective within four months from the Closing Date.

The Offering was completed pursuant to the exemption from the registration requirements of the Act under Rule 506 of Regulation D of the Act with respect to sales to U.S. investors, and Rule 903 of Regulation S of the Act, with respect to non-U.S. investors. The securities offered, sold, and issued in connection with the Offering have not been or are not registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ E. JAMES COLLORD

  -------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  September 15, 2010

3